UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2019

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Road, Suite 401
Mississauga, Ontario, L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 11, 2019, Margaret Shan Atkins resigned, effective immediately, as a director of SunOpta Inc. (the "Company") and the Chair of the Compensation Committee.

On July 11, 2019, Leslie Starr Keating and Rebecca Fisher were appointed as directors of the Company.  The Board of Directors expects to appoint Ms. Keating to serve as a member of the Audit Committee and Corporate Governance Committee. The Board of Directors expects to appoint Ms. Fisher to serve as a member of the Compensation Committee and Corporate Governance Committee.

Ms. Keating served as Executive Vice President, Supply Strategy and Transformation for Advance Auto Parts from March 2017 until her retirement in December 2018.  While in that role, she led the development and execution of the re-architecture of the business model to deliver transformative financial value.  Prior to joining Advance Auto Parts, Ms. Keating was with PepsiCo for over 31 years and served as the Senior Vice President of PepsiCo Supply Chain from 2008 until her retirement in 2017 with responsibility for Frito Lay's North American supply chain.  In that role, she was accountable for all aspects of Frito Lay's supply chain including manufacturing, warehousing and transportation.  Previous to her role as Senior Vice President of Supply Chain, Ms. Keating served as Senior Vice President of Commercialization and Supply Chain where she oversaw the innovation commercialization and service agendas for PepsiCo.  Ms. Keating currently serves on the Board of Directors of Chesapeake Energy Corporation.  Ms. Keating earned her undergraduate degree from Virginia Tech and her MBA from Georgia State University.

Ms. Fisher served as Senior Vice President of Human Resources, North America Beverages for PepsiCo, prior to her retirement in December 2018.  She was responsible for leading a large scale organizational transformation and leveraged her extensive talent management expertise to drive significant change in culture and engagement.  From 2015 until 2017, Ms. Fisher was Senior Vice President of Human Resources, Corporate Talent Management and Latin America Talent Management.  In that role, she was accountable for the development of a multi-year talent strategy and operating plans for global functions and for the Latin America sector.  Previously, Ms. Fisher was Vice President of Human Resources North America Customer Teams and PepsiCo America Foods between 2012 to 2015, where she led the organization design of a North America commercial team and realigned the sales team to improve customer management and increase sales.  Ms. Fisher is a graduate of Texas Christian University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Jill Barnett
Jill Barnett
Vice President, General Counsel and Secretary

Date:	July 15, 2019